SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        Amendment No. 1
                               to
                           FORM 8-A/A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                        Proffitt's, Inc.
     (Exact name of registrant as specified in its charter)

                Tennessee           1-13113             62-0331040
        (State of incorporation)  (Commission      (I.R.S. Employer
                                  File Number)     Identification No.)

           750 Lakeshore Parkway
            Birmingham, Alabama                          35211
           (Address of principal                       (Zip Code)
           executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class            Name of each exchange
               to be so registered          on which each class is
                                                to be registered

         Preferred Stock Purchase Rights     New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to Gneral Instruciton A.(c), please check the following
box.                                                          [ ]

If this form relates to the registration of a class of securities pursuant to Section 129g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following
box.                                                          [ ]

Securities Act registration statement file number to which this
form relates:                    (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                               None
                         (Title of Class)



Item 1.   Description of Registrant's Securities to be Registered

          On March 25, 1998, the Board of Directors of the Registrant approved Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of March 28, 1995 (the "Rights Agreement"), between the Registrant and Union Planters Bank, N.A. (formerly known as Union Planters National Bank), as Rights Agent (the "Rights Agent"). The Registrant amended the Rights Agreement
(i)to increase the exercise price of the Rights to $278.00 per one one-hundredth of a Series C Junior Preferred Share, subject to adjustment and (ii) to extend the final expiration date of Rights Agreement to March 25,2008.

          The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Registrant.


Item 2.   Exhibits


     Number    Description

     4.1 Amendment No. 1, dated as of March 25, 1998, to the Rights Agreement, dated as of March 28, 1995, between the Registrant and Union Planters Bank,
               N.A., as Rights Agent.





                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PROFFITT'S, INC.

Date:   March 25, 1998


                              By:  /s/ Brian J. Martin
                                   ______________________________
                                   Brian J. Martin
                                   Executive Vice President of Law


                          EXHIBIT INDEX


Exhibit Number      Description

         4.1 Amendment No. 1, dated as of March 25, 1998, to the Rights Agreement, dated as of March 28, 1995, between the Registrant and Union
                    Planters Bank, N.A., as Rights Agent.